EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION

Organized under the Laws of
First Line Solutions LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Espana LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Holdings LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Central Europe LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Michigan LLC	Delaware
NCR Texas LLC	Delaware
Data Pathing LLC	Delaware
Quantor LLC	Delaware
Compris Technologies, Inc.	Georgia
CVSI Inc.	Delaware
CVSI Holdings, Inc.	Delaware
Data Pathing Incorporated	Delaware
International Investments Inc.	Delaware
The Microcard Corporation	Delaware
The National Cash Register Company	Maryland
NCR Autotec Inc.	Delaware
NCR European Logistics, Inc.	Delaware
The NCR Foundation	Ohio
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Ivory Coast, Inc.	Delaware
NCR Nigeria Holdings Inc.	Delaware
NCR Overseas Trade Corporation	Delaware
NCR Personnel Services Inc.	Delaware
NCR Scholarship Foundation	Ohio
North American Research Corporation	Delaware
Old River Software Inc.	Delaware
Quantor Corporation	Delaware
Research Computer Services, Inc.	Delaware
Sparks, Inc.	Ohio
Teradata Corporation	Delaware
Teradata International Corporation	Delaware

NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited NCR Superannuation Nominees, Ltd.	Australia Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
NCR (Bermuda) Limited	Bermuda
NCR Services Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
Global Assurance Limited	Bermuda
NCR Brasil Ltda	Brazil
NCR Monydata Ltda.	Brazil
NCR Canada Ltd.	Canada
NCR de Chile Industrial y Comercial Limitada	Chile

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NCR (Shanghai) Technology Services Ltd.	China
NCR Information Systems (Beijing) Limited	China
NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR Colombia Ltda.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Danmark A/S	Denmark
NCR Dominicana C. por A.	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC	France
NCR Antilles S.A.R.L.	France
4Front Technologies SA France	France
NCR Gabon S.A.R.L.	Gabon
NCR Holding GmbH	Germany
NCR GmbH	Germany
NCR OEM Europe GmbH	Germany
NCR Central and Eastern Europe GmbH	Germany
NCR Czeska republika spol. s.r.o.	Czech Republic
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited NCR (China) Limited NCR (Asia) Limited NCR Asia Pacific Logistics Center Limited	Hong Kong Hong Kong Hong Kong Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Corporation India Private Limited	India
P. T. NCR Indonesia	Indonesia
NCR Global Holdings Limited NCR Global Solutions Limited NCR International Finance Limited	Ireland Ireland Ireland
NCR Italia S.p.A.	Italy
NCR Japan, Ltd. NCR Japan Sales Co., Ltd. NCR Holdings Ltd.	Japan Japan Japan
NCR (Kenya) Limited Afrique Investments Ltd. Data Processing Printing and Supplies Limited	Kenya Kenya Kenya
NCR Korea YH	Korea
NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd. EPNCR (Malaysia) Sdn. Bhd. Compu Search Sdn Bhd	Malaysia Malaysia Malaysia
NCR de Mexico, S.A. de C.V.	Mexico

NCR Nederland N.V.

NCR European Logistics Center BV

NCR EMEA Regional Care Center B.V.

NCR Financial Shared Services Center B.V.

NCR Dutch Holdings B.V.

NCR Dutch Holdings C.V.

CVSI Holdings BV

CVSI Netherlands BV

Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands Netherlands
NCR (NZ) Corporation	New Zealand
NCR (Nigeria) PLC	Nigeria
NCR Norge A/S	Norway
NCR Corporation de Centro-America, S.A.	Panama
NCR del Peru S.A.	Peru
NCR Corporation (Philippines) NCR Software Corporation (Philippines) NCR Cebu Development Center, Inc.	Philippines Philippines Philippines

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NCR Polska Sp.z.o.o.	Poland
NCR Portugal-Informatica, Lda	Portugal
NCR A/O	Russia
NCR Singapore Pte Ltd NCR Asia Pacific Pte Ltd.	Singapore Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.A.	Spain
NCR (Switzerland) National Registrierkassen AG	Switzerland Switzerland
NCR Systems Taiwan Limited NCR Taiwan Software Ltd	Taiwan Taiwan
NCR (Thailand) Limited	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR UK Group Limited	United Kingdom
NCR UK Holdings Limited	United Kingdom
NCR UK Partners LLP	United Kingdom
NCR UK Finance Limited	United Kingdom
NCR Limited	United Kingdom
Law 2299 Ltd.	United Kingdom
Fluiditi Ltd.	United Kingdom
NCR Properties Limited	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
Regis Court Management Limited	United Kingdom
Melcombe Court Management (Marylebone) Limited	United Kingdom
4Front Group Plc	United Kingdom
4Front Group UK Ltd.	United Kingdom
4Front Technologies UK Limited	United Kingdom
Firstpoint Limited	United Kingdom
4Front Networks Limited	United Kingdom
Datapro Computers Group Limited	United Kingdom
4Front e-cademy.com Limited	United Kingdom
Eurographic Industries Limited	United Kingdom
4Soft Limited	United Kingdom
NCR Zimbabwe (Private) Limited N Timms & Co. (Private) Limited	Zimbabwe Zimbabwe

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